Exhibit 99.1

CADENCE BANCORPORATION ANNOUNCES PRICING OF

SECONDARY OFFERING OF CLASS A COMMON STOCK

BY CADENCE BANCORP, LLC

HOUSTON, TEXAS (November 8, 2017) – Cadence Bancorporation (NYSE: CADE) today announced the pricing of a secondary offering of 9,500,000 shares of Class A common stock, or approximately 11.4% of Cadence Bancorporation’s outstanding Class A common stock at a public offering price of $22.00 per share and a total offering size of $209,000,000. All of the shares sold in the offering will be sold by Cadence Bancorp, LLC. Upon completion of the offering, Cadence Bancorp, LLC will own approximately 78.3% of Cadence Bancorporation’s outstanding Class A common stock.

The offering is expected to close on or about November 13, 2017, subject to customary closing conditions.

The underwriters have a 30-day option to purchase up to an additional 1,425,000 shares of Class A common stock from Cadence Bancorp, LLC at the public offering price less the underwriting discount to cover any over-allotments. Cadence Bancorporation is not selling any shares of Class A common stock and will not receive any proceeds from the proposed offering. The proposed offering will not change the number of shares of Class A common stock that are currently outstanding.

Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint lead book-running managers. Baird, Keefe, Bruyette & Woods, a Stifel Company, Raymond James, RBC Capital Markets, Sandler O’Neill + Partners, L.P., Stephens Inc. and PWP Securities are acting as co-managers.

This offering will be made only by means of a prospectus. Copies of the final prospectus relating to the proposed offering, when available, may be obtained by contacting (i) Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by phone at (866) 471-2526 or by email at prospectusgroup-ny@ny.email.gs.com or (ii) J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling toll-free at (866) 803-9204. Copies of the registration statement and final prospectus, when available, may also be obtained free of charge from the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

The SEC declared the registration statement relating to these securities effective on November 8, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cadence Bancorporation

Cadence Bancorporation is a $10.5 billion in assets regional bank holding company headquartered in Houston, Texas. Through its affiliates, Cadence operates 65 locations in Alabama, Florida, Mississippi, Tennessee and Texas as of September 30, 2017, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, commercial real estate, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, business and personal insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and over 55,000 ATMs. The Cadence team of 1,200 associates is committed to exceeding customer expectations and helping their clients succeed financially. Cadence Bank, N.A., Cadence Insurance, and Linscomb & Williams are direct or indirect subsidiaries of Cadence Bancorporation.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, the pricing and closing of the secondary offering of our Class A common stock. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the registration statement on Form S-1, including the preliminary prospectus, we have filed with the SEC, and the final prospectus, when available. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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Contact Information

Cadence Bancorporation

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com